Exhibit (a)(5)(A)

[Weyerhaeuser Company logo]


          Creating the Premier Forest
          Products Company
                                                          [Image of Conifer]









November 2000

Forward Looking Statements

          These slides include "forward-looking statements" that express expectations of future events on results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Weyerhaeuser Company ("Weyerhaeuser") cannot give assurance that such statements will prove to be correct.





                                                 [Weyerhaeuser Company logo]

Tender Offer

        o Value -- $48 per share in cash

        o Commencement Date -- November 29, 2000

        o Expiration Date - January 4, 2001, unless extended

        o Customary conditions to closing, including:
                o Minimum tender of a majority of the Willamette
                  shares on a fully diluted basis

                o Redemption of Willamette's "poison pill" and removal
                  of other defensive measures

                o Expiration of the Hart-Scott-Rodino waiting period

                                                 [Weyerhaeuser Company logo]

        Offer Overview

        o  Tender offer for $48 per share in cash

        o 38% premium to Willamette share price and 60% premium to 60-day average (1)

        o Aggregate pro forma transaction value is $7.1 billion, including $1.7 billion of assumed debt

        o Merger expected to be accretive to cash flow, earnings per share and shareholder value

        o  Combination expected to generate $300MM of annual synergies

        o  Expect to retain investment grade credit rating

        o  Purchase accounting

        o Weyerhaeuser has received financing commitments necessary to complete transaction from Morgan Stanley Dean Witter and The Chase Manhattan Bank



        Note: (1) As of November 10, 2000.



                                                 [Weyerhaeuser Company logo]

     Strategic Overview

        o Willamette is a unique fit with Weyerhaeuser's core product portfolio

             o    Enhanced industry position

             o    Improved pulp, paper and packaging business mix

             o    Complementary timberlands position



                                                 [Weyerhaeuser Company logo]

Enhanced Industry Position

Top Global Containerboard & Kraft Producers               Top Global Uncoated Freesheet Producers
Rank    Company                        Capacity            Rank     Company                      Capacity
----    -------                        --------            ----     -------                      ------
                                       (MSTPY)                                                   (MSTPY)
 1      Smurfit-Stone Container          7,770               1      International Paper (2)      5,504
 2      International Paper (1)          6,126               2      Weyerhaeuser + Willamette    2,799
 3      Weyerhaeuser + Willamette        6,100               3      Asia Pulp & Paper            2,724
(3)     Weyerhaeuser                     4,270               4      Georgia-Pacific + Fort James 2,715
 4      Georgia-Pacific + Fort James     3,946               5      Nippon + Daishowa            2,542
 5      Jefferson Smurfit                3,188              (9)     Willamette                   1,415
(12)    Willamette                       1,830             (10)     Weyerhaeuser                 1,384

Top N.A. Timberland Owners                                 Top N.A. Structured Panel Producers
Rank    Company                        Capacity            Rank     Company
Capacity
----    -------                        --------            ----     -------                       ------
                                       (M Acres)                                                (MMSqFt, 3/8")
 1      International Paper             14,023               1      Georgia-Pacific + Fort James   7,642
 2      Weyerhaeuser + Willamette        7,731               2      Louisiana Pacific              6,555
 3      Plum Creek + The Timber Company  7,555               3      Weyerhaeuser + Willamette(3)   6,380
(3)     Weyerhaeuser                     6,003              (3)     Weyerhaeuser                   4,736
 4      Canfor                           4,370               4      International Paper            3,165
 5      Rayonier                         3,232               5      Boise Cascade                  1,955
(11)    Willamette                       1,730              (7)     Willamette (3)                 1,644



Notes: (1) Excludes 230,000 tons slated for closure as announced on
           October 19, 2000.
       (2) Excludes 820,000 tons slated for closure as announced on October 19, 2000.
       (3) Excludes Dallas, Oregon (closed) and Ruston, Louisiana plywood mills (in the process of closing)

                                   Sources: Miller Freeman 1999, public data



                                                 [Weyerhaeuser Company logo]

        Improved Pulp, Paper & Packaging Business Mix

        Weyerhaeuser                                      Willamette
        ------------                                      ----------

           [Pie Chart]                                    [Pie Chart]

        Containerboard 48%                             Containerboard/54%

        Uncoated                                       Uncoated
        Freesheet 15%                                  Freesheet 42%

        Market  Pulp 28%                               Market Pulp 4%

        Other 9%

        Total: 9.0MM STPY                              Total: 3.4MM STPY


                                 Combined
                                 --------

                                [Pie Chart]

                             Containerboard 49%

                             Uncoated Freesheet 23%

                             Market Pulp 21%

                             Other 7%

                             Total: 12.4MM STPY

  Source: Miller Freeman 1999 adjusted for announced changes to capacity.


                                                 [Weyerhaeuser Company logo]

                     Complementary Timberlands Position (1)


(Acres in thousands)


   Western Coastal                          Canadian (2)
     Timberlands                       -----------------------------
   ---------------                     Weyerhaeuser (cutting rights) 33,500
Weyerhaeuser    1,960                  Weyerhaeuser (owned)             663
Willamette        610




              [Maps of the United States, Canada, Australia, New Zealand and
               Uruguay indicating location of Weyerhaeuser and Willamette timberlands]




Weyerhaeuser - International (3)
----------------------------           Southern Timberlands
New Zealand (leased)   151             --------------------
New Zealand (owned)     42             Weyerhaeuser (owned)  3,290
Australia               63             Weyerhaeuser (leased)   490
Uruguay                237             Willamette            1,118


Notes: (1) Does not include controlled acreage.
       (2) Forests in Canada are publicly owned and administered by provincial governments. Weyerhaeuser Canada holds renewable, long term licenses on 32.8MM acres in five provinces and owns 663,000 acres in British Columbia.
       (3) Joint venture ownership.                       Source: Company Data



                                                 [Weyerhaeuser Company logo]

        Strategic Rationale

        o Willamette is a unique fit with Weyerhaeuser's core product portfolio

        o Combined business has better prospects than either company on a stand alone basis

        o    Accretive in Year 1

        o    Significant cost savings and synergies expected

                o Operating costs

                o Capital expenditures

        o Creates opportunity to rationalize assets and lower costs in our Pulp, Paper and Packaging and Wood Products businesses

        o    Complementary management strengths and cultures

         Creates the premier forest products company

                                                 [Weyerhaeuser Company logo]

        Consistent with Strategic Vision

        o Position Weyerhaeuser to be the best forest products company in the world

        o  Create shareholder value

        o  Growth through disciplined acquisitions
           (Not through construction of new capacity)

        o  Strengthen core businesses

        o Drive manufacturing and support services efficiencies to higher levels

        o  Allocate capital more effectively

        Willamette fits all of these criteria



                                                 [Weyerhaeuser Company logo]

Consistent with Financial Strategy

        o  Strongly accretive

           o Cash flow and earnings per share

        o  Accelerates long-term earnings growth

        o  Efficient and effective use of capital

        o  Capital expenditure discipline

           o Committed to capital spending of no more than 90% of depreciation after year one

        o Maintains sound capital structure and investment grade credit ratings


                                                 [Weyerhaeuser Company logo]

        Synergies

        o  $300MM of synergies achievable within 3 years (1)

           o 40% by year 1

           o 80% by year 2

           o 100% by year 3

        o  In line with precedent transactions





        Note: (1) Based on industry and public information.


                                      [Weyerhaeuser Company logo]

Ability to Deliver

        o  Disciplined approach to acquisitions

           o Growth and focus in core businesses

        o  Successful record of acquiring and integrating

           o MacMillan Bloedel

           o Trus Joist International

           o Dryden Mill

        o  Proven management track record of capturing synergies



                                                 [Weyerhaeuser Company logo]

Pro Forma Overview


(Dollars in millions)


                                                                Weyerhaeuser +
2000E Statistics (1)       Weyerhaeuser        Willamette         Willamette
--------------------       ------------        ----------       --------------

Revenues                   $15,492              $4,479                $19,971

EBITDA                       2,583                 971              3,854 (2)

Capital Expenditures           750                 400                  1,150

DD&A                           797                 310                  1,107

Deferred Taxes                 140                  95                    235



       Notes: (1) Weyerhaeuser and Willamette 2000E operating numbers based on Morgan Stanley Dean Witter equity research.
              (2) Pro Forma 2000E EBITDA includes $300 MM of synergies for illustrative purposes. $300MM in annual synergies expected to be achieved by 2003.


                                                 [Weyerhaeuser Company logo]

Pro Forma Credit Profile (1)



(Dollars in millions)



                                                         Pro Forma
                                    Weyerhaeuser     Weyerhaeuser/Willamette (2)
                                    ------------     -----------------------
Total Debt                            $4,932                 $12,061

Cash                                     $73                   $89

Total Book Equity                     $6,463                  $6,463

EBITDA/Interest                        8.8x                    3.8x

Total Debt/EBITDA                      2.1x                    3.3x

Debt/Total Capitalization (3)         36.4%                   56.9%

FFO/Total Debt                        32.7%                    17.6%

Credit Rating                         A3/A



    Retains sound capital structure and investment grade credit rating

        Notes: (1) Excludes WRECO statistics. Based on 2000E Morgan Stanley
                   Dean Witter equity research estimates.
               (2) Includes $300MM of synergies.
               (3) Total Capitalization is defined as book equity + debt +
                   deferred taxes - cash.


                                                 [Weyerhaeuser Company logo]

Longstanding Interest in Willamette

        o  August 11, 1998      Weyerhaeuser sends letter to Willamette
                                Board of Directors offering to merge in a stock-for-stock transaction

        o  August 20, 1998      Willamette Board rejects offer

                 *    *    *    *    *    *    *   *    *    *   *   *   *
        o  August 2, 2000       Weyerhaeuser Chairman meets with Willamette
                                Chairman to reaffirm interest in Willamette

        o  August 28, 2000      Weyerhaeuser proposes to acquire Willamette in a
                                part stock, part cash transaction

        o  September 8, 2000    Willamette Board rejects offer

        o  November 6, 2000     Weyerhaeuser proposes to acquire Willamette
                                for $48 per share in cash

        o  November 9, 2000     Willamette Board fails to act on proposal

        o  November 13, 2000    Weyerhaeuser publicly announces proposal

        o  November 15, 2000    Willamette Board rejects offer

        o  November 29, 2000    Weyerhaeuser commences cash tender offer

                                                 [Weyerhaeuser Company logo]

       Creating the Premier Forest Products Company

                                                     Weyerhaeuser / Willamette
                                                            Combination
                                                     -------------------------

        o  Value for shareholders of both companies             |X|

        o  Accretive to cash flow, earnings per share
           and shareholder value                                |X|

        o  $300MM in annual synergies                           |X|

        o  Track record of performance                          |X|
        o  Enhanced manufacturing scale and product position    |X|

        o  Strengthens capital management discipline            |X|

        o  Expect to retain investment grade credit rating      |X|

        o  Sustainable forestry management                      |X|

        o  Complementary management and cultures                |X|

                                                 [Weyerhaeuser Company logo]

                        [Weyerhaeuser Company logo]



                          The future is growing...




[Weyerhaeuser Company logo]

Appendix A
Complementary Assets - Pulp and Papermaking






              [Maps of the United States, Canada and Mexico indicating
               locations of Weyerhaeuser and Willamette pulp and papermaking facilities]





Source: Miller Freeman 1999, Company Data



                                                 [Weyerhaeuser Company logo]

Appendix B

                   Complementary Assets - Wood Products




              [Maps of the United States, Canada, Ireland, France, Mexico,
               Australia and New Zealand indicating location of Weyerhaeuser and Willamette wood products facilities]



Source: Company Data



                                                 [Weyerhaeuser Company logo]

Legend

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, January 4, 2001. CHI may extend the offer and currently expects that the offer will be extended until the principal conditions to the offer, which are described in the Offer to Purchase forming part of CHI's tender offer statement, are satisfied. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

Investors and security holders are urged to read any proxy statement regarding the proposed business combination described herein, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and t hese ot her documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of shareholders of Willamette by Weyerhaeuser and CHI is available in a filing made by Weyerhaeuser with the Commission pursuant to Rule 14a-12 on November 29, 2000.

                                                     [Weyerhaeuser Company logo]